UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

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COMPLETE GENOMICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34939 (Commission File Number)	20-3226545 (IRS Employer Identification Number)

2071 Stierlin Court
Mountain View, California 94043
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 943-2800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.      Costs Associated with Exit or Disposal Activities.

On June 1, 2012, Complete Genomics, Inc. (the “Company”) committed to a plan to reduce its cash consumption and overall cost structure.

The Company plans to focus on development of clinical applications for its whole human genome sequencing service, while continuing to provide high-quality genomes to research customers.  The Company will maintain its current sequencing capacity, but expects to delay capacity expansion until demand for clinical-grade genomes supports expansion.  The delay in expanding capacity is resulting in deferred capital expenditures and job cuts, primarily in field and factory headcount.

As a result of the restructuring plan, approximately 55 employee positions in Mountain View, California and other U.S. locations will be eliminated.  This employee reduction is expected to be substantially completed during the Company’s second fiscal quarter of 2012.

Restructuring and related costs expected to be incurred in connection with this plan are currently estimated to be approximately $1.5 million, most of which will be cash expenditures.  These costs are comprised of one-time termination benefits for employees whose positions are being eliminated, and are expected to be recorded in the second quarter.

On June 5, 2012, the Company issued a press release announcing this restructuring plan.  A copy of the press release is attached as Exhibit 99.1.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of the plan described under Item 2.05 above, the employment of Bruce K. Martin, the Company’s Senior Vice President, Product Development, will terminate effective June 28, 2012.

Item 8.01        Other Events

In the same press release issued on June 5, 2012 and attached as Exhibit 99.1, the Company announced that it has retained Jefferies & Company, Inc., to review strategic alternatives on behalf of the Company and its stockholders.

Item 9.01        Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated June 5, 2012

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including statements regarding the amount and timing of restructuring-related costs and cash expenditures.  These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause actual results to differ materially from management’s current expectations and these forward looking statements.  These risk and uncertainties include, but are not limited to, the Company’s ability to execute on the restructuring plan within the time frame and at the costs estimated above, and other risks detailed in the Company’s most recent Annual Report on Form 10-K, filed with the SEC on March 9, 2012, and Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2012.  The Company disclaims any obligation to update information contained in its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2012	COMPLETE GENOMICS, INC.

	By:	/s/ Clifford A. Reid
Clifford A. Reid, Ph.D. President and Chief Executive Officer